Exhibit 99.1

4Front Ventures Corp. Further Strengthens Massachusetts Footprint, Closes Accretive Acquisition of New England Cannabis Corporation

Significantly expands strategic position and broadens market penetration in important limited-license state of Massachusetts

Acquisition expected to be immediately accretive to the Company's 2022 EBITDA

Fully operational, technologically advanced, 55,000 sq. ft. cultivation facility adds scale and depth in the State

PHOENIX, Jan. 31, 2022 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced it has closed on the purchase of New England Cannabis Corporation ("NECC"), a best-in-class cannabis cultivator with state-of-the-art facilities based in Holliston, Massachusetts (the "Transaction"). The Massachusetts Cannabis Control Commission approved of the Transaction during its public meeting on January 20, 2022. The Transaction was first announced in the Company's press release dated October 7, 2021.

The acquisition of NECC and its licensed, fully operational 55,000 sq. ft. cultivation facility immediately scales 4Front's presence as a dominant wholesaler and producer in Massachusetts, a competitive limited-license state. The Transaction more than doubles the Company's total flower canopy in Massachusetts to over 30,000 sq. ft., with expansion potential for an additional 10,000 sq. ft.

Furthermore, the NECC facility nearly triples 4Front's kitchen, processing and distribution space in Massachusetts, and will supplement the products currently sold via wholesale distribution and through 4Front's existing "Mission" dispensaries. 4Front's full suite of popular brands has already achieved wide-scale consumer support in the State's rapidly growing adult-use cannabis market and has won several awards, including first place for Hi-Burst as the best fruity non-gummy edible in High Times' 2021 Massachusetts People's Choice Cannabis Cup.

"We are thrilled to welcome New England Cannabis to the 4Front team, enabling us to further expand our award winning and popular products into the most dynamic market in the Northeast," said Leo Gontmakher, Chief Executive Officer of 4Front. "This acquisition firmly establishes our presence as a leading operator in the region and allows us to expand the distribution of our products in the wholesale market, supporting our goal of being the premier low-cost finished goods wholesaler in Massachusetts. Overnight, the advanced Holliston facility has significantly expanded our cultivation, manufacturing, and distribution capabilities, which will help to drive our growth in the expanding Massachusetts market for years to come."

"This significant step in Massachusetts represents yet another successful execution of our investment thesis and is an encouraging start to an already active 2022. I look forward to working together with the NECC team to leverage their impressive technology and our extensive operational expertise as we continue to scale and execute on our goal of achieving dominant market share and building value for our shareholders."

About 4Front Ventures Corp.
4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, California, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Forward Looking Statements|
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front Ventures, statements regarding when or if transactions will close or required conditions to closing will be attained, statements regarding future financial performance of the Company, statements regarding commencement and completion of construction of facilities and distribution of product, the availability of financing, the accretive nature of transactions, the ability to enter into definitive agreements for funding and acquisition opportunities, the impact of the transactions on the current and future business of 4Front and other statements regarding future developments of the business. Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on entering into definitive agreements and satisfying closing conditions, obtaining regulatory approvals; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; the impact of Covid-19; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry; and regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front Ventures disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front Ventures does not assume any liability for disclosure relating to any other company mentioned herein.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001627883

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer and Interim Chief Financial Officer, IR@4frontventures.com, 602-633-3067; Brian Pinkston, MATTIO Communications, brian@mattio.com, 703-926-9159; Media Contact: Ellen Mellod, MATTIO Communicationsellen@mattio.com, 570-209-2947

CO: 4Front Ventures Corp.

CNW 08:00e 31-JAN-22